UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 1st Avenue Suite 330 PMB 88154
Seattle, Washington		98104-2246
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 Par Value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2025, Leafly Holdings, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Yoko Miyashita (“Purchaser”), the Chief Executive Officer of the Company, pursuant to which the Company agreed to issue and sell one share of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), to the Purchaser for a purchase price of $100.00.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred is set forth under Item 5.03 of this Current Report on Form 8-K.

Pursuant to the Subscription Agreement, the Purchaser has agreed to cast the votes represented by the share of Series A Preferred on any Reverse Stock Split Proposal (defined below) in the same proportion as shares of common stock of the Company (“Common Stock”) are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise) on such Reverse Stock Split Proposal; provided, that unless and until at least one third (1/3) of the outstanding shares of Common Stock on the record date established for the meeting of stockholders at which the Reverse Stock Split Proposal is presented are present in person or represented by proxy at such meeting, the Purchaser will not vote the share of Series A Preferred on such Reverse Stock Split Proposal. A “Reverse Stock Split Proposal” means any proposal approved by the Company’s Board of Directors (the “Board”) and submitted to the stockholders of the Company to adopt an amendment, or a series of alternate amendments, to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to (i) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment or series of alternate amendments, and/or (ii) decrease (but not below the number of shares thereof then outstanding) the number of authorized shares of capital stock of the Company, including but not limited to the Common Stock (whether or not in proportion to any combination described in subsection (i).

The foregoing summary of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the full text of the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein reference. The Purchaser is an “accredited investor” and the offer and sale of the share of Series A Preferred was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference. Prior to the issuance of the Series A Preferred, stockholder approval of a Reverse Stock Split Proposal required the affirmative approval of a majority of the voting power of the outstanding shares of Common Stock. Following the issuance of the Series A Preferred, stockholder approval of a Reverse Stock Split Proposal requires affirmative approval from a majority of the voting power of the shares of Common Stock and the share of Series A Preferred, voting together as a single class. The Purchaser will cast the votes represented by the share of Series A Preferred on a Reverse Stock Split Proposal in a manner that mirrors the votes cast by holders of Common Stock on such proposal. Prior to the issuance of the share of Series A Preferred, abstentions and any other non-votes would have had the same effect as a vote against a Reverse Stock Split Proposal. Following the issuance of the share of Series A Preferred, abstentions and any other non-votes on a Reverse Stock Split Proposal will still technically have the same effect as a vote against such proposal, but because the share of Series A Preferred has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have no effect on the manner in which the Series A Preferred votes are cast.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2025, after approval by the Board of the matters otherwise discussed in this current report on Form 8-K, Alan Pickerill resigned from the Board of Directors of the Company. Mr. Pickerill’s resignation was not a result of any disagreement with the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On April 1, 2025, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation designates one share of the Company’s preferred stock as Series A Preferred, and establishes and designates the preferences, rights and limitations thereof. The Series A Certificate of Designation became effective upon filing.

Convertibility. The share of Series A Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The share of Series A Preferred shall not be entitled to receive dividends.

Voting. The share of Series A Preferred will have 100,000,000 votes, but has the right to vote only on any Reverse Stock Split Proposal and until such time as a Reverse Stock Split Proposal is approved by the stockholders, and will have no voting rights except (i) with respect to a Reverse Stock Split Proposal in which its votes are cast for and against such Reverse Stock Split Proposal in the same proportion as shares of Common Stock are voted for and against such Reverse Stock Split Proposal (with any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise not counted as votes for or against the Reverse Stock Split Proposal) and (ii) unless the holders of shares of outstanding capital stock representing one third (1/3) of the voting power of all outstanding shares of capital stock of the Company are present, in person or by proxy, at the meeting of stockholders at which a Reverse Stock Split Proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred will vote together with the Common Stock as a single class on any Reverse Stock Split Proposal. The Series A Preferred has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

Transfer Restrictions. The Series A Preferred may not be transferred at any time prior to stockholder approval of a Reverse Stock Split Proposal without the prior written consent of the Board.

Redemption. The outstanding share of Series A Preferred will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, upon the earlier of (i) any time such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of the Company of a Reverse Stock Split Proposal.

The foregoing summary of the Series A Certificate of Designation does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Bylaws Amendment

Effective April 1, 2025, the Board of Directors of the Company amended the Company’s Amended and Restated Bylaws (“Bylaws”) to reduce the quorum requirement for a meeting of stockholders from a majority of the voting power of all outstanding shares of capital stock to one third of the voting power of all outstanding shares of capital stock.

The foregoing summary of the amendment to the Company’s Bylaws does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certification of Designation of Series a Preferred Stock, dated April 1, 2025.
3.2	Amendment to the Amended and Restated Bylaws
10.1	Subscription Agreement, dated April 1, 2025, by and between Leafly Holdings, Inc. and Yoko Miyashita.
101.SCH	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	April 7, 2025	By:	/s/ Yoko Miyashita
Yoko Miyashita Chief Executive Officer